Molex

Contract for the supply of

IE21 Interactive English Corporate

ENGLISH E-LEARNING SOLUTION

Author : Anthony Smith

Date : August 2, 2004

Draft Contract - IE21 Interactive English Large Corporation Program

Party A: Shanghai Broadband Network Inc

Address: Suite 1212-1214, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Party B: Molex

Address: 889 Yinglun Road, Waigaoqiao Free Trade Zone, Pudong, Shanghai 200131

I. DEFINITIONS OF PARTIES OF THE RELATIONSHIP

1. Party A: Shanghai Broadband Network Inc. (SBN) is a joint venture established by Asia Broadband Inc. in partnership with Shanghai Informatization Committee Technology Center and Shanghai Information Mansion Co. Limited at the end of 2000. Presently, cooperating with several top education institutions in Europe and America, SBN offers advanced educational contents in China

2. Party B: Molex

II. DEFINITIONS OF THE FUDAN NEW ENGLISH PROGRAM REFERRED TO IN THIS AGREEMENT

The IE21 Interactive English Corporation Course Package

The corporate program is offered as one single training program including the four training levels offered as retail courses, i.e. foundation, improver, advanced and professional. The program does not include the E-Magazine or the I-Classroom offered through the public website. The program includes the following parts:

-Multimedia self-learning software

-Pre-recorded classroom videos

-Pronunciation Power

-Placement test

-Learning Management System

IE21 Interactive English corporate program - Service Support Packages

The program is delivered with a Service Support Package designed to correspond to the specific needs of your corporation. This contract relates to the Gold Service Support Package, including the following:

-Hosting Service

-Narrowband support

-Centralized training department management

-Enhanced Tutor Service

-Training seminar (provided request)

-Training manager training (provided request)

Online Business Writing course

The online business writing course currently being developed by Party A will be delivered to Party B 6 months after signing this contract. The business Writing Course will include the following areas and each component will consist of approximately 10 hours of training:

-General Correspondence

-Email Writing

-Writing Actionable Reports

III. OPERATIONS

Operation Model

a. Party A provides Party B with the IE21 Interactive English course package and the online business writing course specified in the above section. Party B will use the courses package as training material for its staff members.

IV. Terms of Agreement

a. This agreement will be valid for IE21 Interactive English for one year and the Online Business Writing course for 6 months. When the agreement expires, its extension will be decided through mutual agreement between the two parties.

V.

1. Operation Model

a. Party A provides Party B with the IE21 Interactive English course package specified in the above section. Party B will use the course package as training material for its staff members. Party A, and Party B sign an agreement on the use of the course.

2. Terms of Agreement

2.1 This agreement will be valid for one year.

2.2 If there is any content which is not covered in this agreement, the two parties agree to sign a supplementary agreement, and the supplementary agreement has the same legal status.

3. Number of Accounts

The two parties agree that Party B will have the right to assign 50 individual staff member training accounts for one year during the license period. The one year accounts are individualized the yearly account is assigned to only one individual staff member. The same 50 staff will have access to the IE21 Business Writing course.

4. Price

Party B confirms to buy the license of using IE21 Interactive English corporate course and the IE21 Business Writing Course package specified in this agreement at a price of 13,040 USD for a one year license. Payment should be made 14 days after the software is opened for the staff.

VI. RIGHTS AND OBLIGATIONS OF THE PARTIES OF THE RELATIONSHIP

1. Rights and Obligations of Party A

If Party B desires a certification for its staff members taking the course, Party A shall provide Party B with Certificate in IE21 Interactive English online course after the users of Party B successfully accomplish the IE21 Interactive English program specified in this agreement.

Rights and Obligations of Party B

2.1 Party A shall provide Party B with the IE21 Interactive English course package specified in this agreement.

2.2 Party A shall be responsible for the hosting, installation, maintenance of the software and technical support to ensure proper operation of the software.

2.3 Party A shall provide Party B with narrowband support. Narrowband support is provided in CD format, but will still require the staff members of Party B to be connected to the internet when using the program.

2.4 Party A shall provide Party B with centralized monthly reports on the learning progress of Party B's staff members. Party A will also proactively alert Party B if desired study pace and learning goals are not achieved.

2.5 Party A shall provide Party B with tutor service. Party A's tutors will make sure that the staff members of Party B are successful in starting to use the IE21 Interactive English training program. They will assist the staff members in achieving the learning goals established by Party B's corporate training department. Party A shall provide tutor support via telephone, email and BBS during office hours Monday to Friday 9.00 am-5.30 pm.

2.6 Party A shall provide Party B with a training seminar on how to use the program if requested by Party B. The seminar will take place in the office of Shanghai Broadband Network, Inc. and is offered to a maximum of 50 staff members.

2.7 Party A shall provide Party B with training manager training if requested by Party B. A maximum of 5 training managers will be trained in the office of Shanghai Broadband Network, Inc

2. Rights and Obligations of Party B

2.2 Party B shall pay the license fee and correlating support fees for using IE21 Interactive English corporate program course package for up to 50 unique staff members for one year.

2.3 Party B can only use IE21 Interactive English course package as training material for its staff members. Accounts are unique for a period of one year. Party B can not use the course package for any other purposes than training their staff members.

2.4 Party B can not copy or transfer the IE21 Interactive English corporate course package provided by Party A to other parties. Party B can not copy the original language of the software; neither can Party B decrypt the encrypted software. If the above mentioned situation occurs, or other situation which may cause the disclosure of the confidence or damage to the course package, Party A has the right to terminate this agreement.

VII. INTELLECTUAL PROPERTY RIGHTS AND TRADE SECRETS

1. Intellectual Property Rights

The intellectual property rights of IE21 Interactive English are solely owned by Party A.. Party A ensures that it possesses intellectual property rights for the program in China.

2. Trade Secrets

2.1 The content of this agreement and any information that is not generally known and gives the party concerned a competitive advantage on the market should be considered strictly confidential by Party A and Party B. Without the agreement of the Party concerned, the content should not be disclosed to other parties.

VII. FORCE MAJEURE, DEFAULT, AND DISPUTE RESOLUTION

1. Force Majeure

1.1 In case of force majeure causing any party inability to partly of fully execute this agreement the prevented party will not be considered failing to observe the obligations of this agreement, and will not bear the responsibility for the delay. Force majeure includes events such as war (whether the war is declared or not), emergency, strike, labor dispute, accident, a server-breakdown caused by the transmission of a computer virus, hacker's attacks on the server, fire, earthquakes, flood, typhoon, snowstorm and any other natural disasters and other unforeseen events beyond the control of the parties.

1.2 If any party thinks that the complementation of this agreement may be held back, delayed or affected by the factors listed in the first article of this agreement, the prevented Party is obliged to inform the other parties of such factors without delay.

2. Default

Any of the following situations will be considered to be default.

2.1 Party B's inability to pay for the license fee or support fees before due date.

2.2 Party A's failure to provide Party C with the IE21 Interactive English course package specified in this agreement.

2.3 Any Party fails to keep the trade secrets of the other party or parties.

2.4 Infringement of Party A's intellectual property rights.

2.5 Any Party fails to implement this agreement.

3. Dispute Resolution

Any disputes as to this agreement should be solved through negotiation. If the negotiation fails, any Party can file a lawsuit to the People's Court in Pudong New Area for solution.

IX. REVISION, CANCELLATION AND TERMINATION OF THIS AGREEMENT

1. The revision of this agreement should be made under the negotiation and agreement of the two parties.

2. If one party infringes the legal rights of the other party, the other party has the right to cancel this agreement.

3. If one Party breaches the agreement, which causes the inability to execute or delay the execution of all or part of the agreement, the other party has the right to terminate the agreement.

4. If the Party in breach caused the other parties' economic loss directly or indirectly, the observant Party has the right to claim damages from the Party in breach.

X. ARBITRATION

Any dispute, controversy or claim arising under, out of or relating to this contract and any subsequent amendments of this contract, including its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be submitted to mediation in accordance with the [Rules-to be specified]. The place of mediation shall be [place-to be specified]. The language to be used in the mediation shall be English/Chinese [to be specified].

MISCELLANEOUS

TIME OF TAKING EFFECT: This agreement shall take effect from the day of signing.

This agreement should be in two copies and each Party holds one copy. The two copies are both original copies and have the same legal status.

Party A: Shanghai Broadband Network Inc

Address: Suite 1212, Tomson Commercial Building, 710 Dongfang Road, Shanghai

Represented by Anthony Smith (name to be filled)

Title

/s/ Anthony Smith August 2, 2004

Party B: Molex.

Address: 889 Yinglun Road, Waigaoqiao Free Trade Zone, Pudong

Represented by A. Wang (name to be filled)

Title HR Manager

/s/ A. Wang (signature)